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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 4, 1998 (except with respect to the matter discussed in Note 8, as to which the date is March 25, 1998) included in Hanover Direct, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 27, 1997 and to references to our firm included in this registration statement.


                                           ARTHUR ANDERSEN LLP


New York, New York
April 30, 1998